UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 29, 2010

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii  96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

A.  HECO 2009 test year rate case

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Electric utility” under “Most recent rate requests — HECO — 2009 test year rate case,” and under “Decoupling proceeding”, which is incorporated herein by reference to pages 66-68 of HEI’s and HECO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and pages 59-60 of HEI’s and HECO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, respectively.

On December 29, 2010, the Public Utilities Commission of the State of Hawaii (PUC) issued a final decision and order (D&O) in HECO’s 2009 test year rate case proceeding, which allows HECO to implement immediately the decoupling mechanism approved by the PUC in the decoupling proceeding in August 2010. In the final D&O, the PUC determined that the appropriate return on common equity for the 2009 test year is 10.0% and a return on rate base of 8.16%, which reflect the PUC’s approval of decoupling, and other cost-recovery mechanisms for HECO that the PUC concluded will cumulatively lower HECO’s financial risk.  In that regard, the PUC also approved the power purchase adjustment clause which will allow HECO to recover purchase power expenses through a surcharge mechanism rather than through base rates as currently recovered, which is also intended to lower financial risk of recovery of such expenses. The final D&O also made certain adjustments (both upward and downward and cumulatively minor) to test year expenses and rate base used in determining the interim increases.

Based on the final D&O, HECO will file the final revenue requirements in a couple weeks.  The Consumer Advocate and Department of Defense (parties in the proceeding) will have an opportunity to review the filing. HECO expects the final annual revenue requirements will be slightly lower (approximately $1 million) than the interim increases totaling $73.8 million in annual revenues granted by the PUC in their interim decisions that became effective in August 2009 and February 2010.  HECO will refund to its customers the excess amounts collected under interim decisions, with interest.  HECO will also implement decoupling including the revenue adjustment mechanism and immediately begin tracking the target revenues and actual recorded revenues as established by the decoupling D&O.

HEI and HECO intend to continue to use HEI’s website,www.hei.com, as a means of disclosing material and other important information and for complying with its disclosure obligations under SEC Regulation FD. Such disclosures will be included on HEI’s website under the headings “News & Events” and “Financial Information” in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank’s press releases, SEC filings and public conference calls and webcasts. Investors should also refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ David M. Kostecki	/s/ Tayne S. Y. Sekimura
David M. Kostecki	Tayne S. Y. Sekimura
Vice President-Finance, Controller and	Senior Vice President and
Chief Accounting Officer)	Chief Financial Officer
(Principal Accounting Officer of HEI)	(Principal Financial Officer of HECO)
Date: December 30, 2010	Date: December 30, 2010